EXHIBIT 10.1

THIRD AMENDMENT TO TERM LOAN AGREEMENT

This THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of May 30, 2013  (the “Third Amendment Effective Date”), is by and among CONTAINER APPLICATIONS LIMITED, an international business company organized under the laws of Barbados having its principal place of business at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West  Indies (the “Borrower”), CAI INTERNATIONAL, INC., a Delaware corporation and successor by merger to Container Applications International, Inc., a Nevada corporation, having its principal place of business at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105 (“CAI” or the “Guarantor”), the lending institutions from time to time listed on Schedule 1 hereto (the “Lenders”), SUNTRUST BANK, a Georgia state-chartered member of the Federal Reserve System having its principal place of business at 3333 Peachtree Road, Atlanta, Georgia 30326, as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), and SUNTRUST ROBINSON HUMPHREY, INC., as Sole Lead Arranger and Bookrunner.  Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement referred to below.

WHEREAS, the Borrower, the Guarantor, the Lenders and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of April 11, 2012, as amended by that certain First Amendment to Term Loan Agreement, dated as of August 31, 2012, and by that certain Second Amendment to Term Loan Agreement, dated as of November 9, 2012 (and as such agreement may be further amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders, upon certain terms and conditions, have agreed to make loans and otherwise extend credit to the Borrower; and

WHEREAS, the Borrower requests that the Administrative Agent and the Lenders amend certain provisions set forth in the Loan Agreement, subject to the conditions set forth below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.         Amendments to Loan Agreement.  Subject to the satisfaction of the conditions precedent set forth in §5 below,

(a)           The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Applicable Margin.  Either of the following: (A) with respect to Eurodollar Rate Loans, two percent (2.00%) and (B) with respect to Base Rate Loans, one percent (1.00%).”

(b)          The definition of “Balance Sheet Date” in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Balance Sheet Date.  December 31, 2012.”

(c)           The definitions of “Commodity Exchange Act”, “Excluded Swap Obligation”, “Qualified ECP Guarantor” and “Swap Obligation” are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Commodity Exchange Act.  The Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”

“Excluded Swap Obligation.  With respect to any guarantor of a Swap Obligation, any Swap Obligation if, and to the extent that, all or any portion of the guaranty of such guarantor of,   or the grant of a security interest by such guarantor to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.”

“Qualified ECP Guarantor.  In respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

“Swap Obligation.  Any Interest Rate Protection Agreement or Swap Contract that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.”

(d)          The following proviso is hereby added to the end of the definition of “Obligations” in Section 1.1 of the Loan Agreement:

“provided however that the term “Obligations” shall not include any Excluded Swap Obligation”

(e)          The following definition of “Total Leverage Ratio” is hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Total Leverage Ratio.  As at any date of determination, the ratio of (a) Consolidated Funded Debt as at such date to (b) Consolidated Tangible Net Worth for the Reference Period most recently ended; provided that in the event any Permitted Acquisition shall have been completed during such Reference Period, the Total Leverage Ratio shall be computed giving pro forma effect to such Permitted Acquisition as if it had been completed at the beginning of such Reference Period, using the actual results (as approved by the Administrative Agent) of the Person, assets or business unit being so acquired.

(f)           Section 7.24 of the Loan Agreement is amended to delete the phrase “with financially sound and reputable insurers” therein.

(g)          Section 8.7 of the Loan Agreement is deleted in its entirety and replaced with the following new Section 8.7;

 “8.7  Insurance.  The Guarantor will, and will cause each of its Subsidiaries to, maintain insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement, provided that, in the case of credit default insurance with respect to lessees, such type of insurance is available to the Guarantor and its Subsidiaries on commercially reasonable terms and at commercially reasonably prices.”

(h)          Subsection 9.1(f) of the Loan Agreement is amended to replace the reference to “$25,000,000” therein with a reference to “$50,000,000”;

(i)            Subsection 9.1(h) of the Loan Agreement is amended and restated in its entirety as follows:

“(h)       any renewal or refinancing of any Indebtedness permitted under this §9.1; provided that any such refinancing or renewal does not independently violate any restriction, basket, limitation or other provision of this §9;”

(j)            Subsection 9.1(n) of the Loan Agreement is amended and restated in its entirety as follows:

“(n)       other Indebtedness consisting of:

(i)            Indebtedness that is unsecured;

(ii)            Indebtedness that is secured; provided that any such secured Indebtedness either: (w) is secured by assets that are not commingled with the Collateral; (x) if secured by assets that are commingled with the Collateral, is subject to the Intercreditor Agreement; (y) if CAI Rail Indebtedness, complies with the provisions of §9.14; or (z) consists of Indebtedness of Excluded Subsidiaries; or

(iii)            other secured Indebtedness not to exceed $60,000,000 in the aggregate;

provided that both before and immediately after any such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing and the proceeds of such Indebtedness are used solely for (A) repayments of Revolving Credit Loans pursuant to §3.3, (B) the acquisition of assets and fees, costs and expenses incurred in connection with the acquisition of assets or (C) for the refinancing of any such Indebtedness; and”

(k)          Subsection 9.1(o) of the Loan Agreement is amended to read as follows:

“(o)       unsecured Indebtedness incurred by the Guarantor consisting of one or more guaranties of CAI Rail Indebtedness.”

(l)            Subsection 9.2.1(vii) of the Loan Agreement is amended to read as follows:

“(vii)            Liens on the property listed on Schedule 9.2 hereto that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(h) hereof (subject to all the provisos contained therein); provided that either (A)(1) such Liens encumber the same property (and no additional assets or property of the Loan Parties) as secured the Indebtedness that was so refinanced or renewed and (2) the aggregate amount of Indebtedness secured by such property has not increased as a result of such refinancing or renewal or (B) the Indebtedness secured by such liens is permitted under §9.1(n);”

(m)         Subsection 9.2.1(xii) of the Loan Agreement is amended to read as follows:

“(xii)            Liens on the property listed on Schedule 9.2 hereto that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(h) hereof (subject to all the provisos contained therein), or that otherwise comply with §9.1(h);”

(n)          Section 9.2.2 of the Loan Agreement is deleted in its entirety and is replaced with the following new Section 9.2.2:

“9.2.2  Restrictions on Upstream Limitations.   The Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any agreement, contract or arrangement (excluding the Loan Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Loan Party (other than CAI Rail or any Excluded Subsidiary) to pay or make dividends or distributions in cash or kind to such Loan Party (other than an agreement made by a Securitization Entity, CAI Rail or an Excluded Subsidiary), to make loans, advances or other payments of whatsoever nature to such Loan Party, or to make transfers or distributions of all or any part of its assets to such Loan Party.”

(o)          Section 9.4 is deleted in its entirety and replaced with the following new Section 9.4:

“9.4            Restricted Payments.  Neither the Borrower, the Guarantor nor any of their respective Subsidiaries will make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, the Guarantor may make Distributions (a) at any time the Total Leverage Ratio, as of the date of such Distribution, is less than 2.00:1.00, or (b) in an amount not to exceed 50% of Consolidated Net Income for the most recently ended fiscal year of CAI at any time the Total Leverage Ratio, as of the date of such Distribution, is equal to or greater than 2.00:1.00.”

§2.         Keepwell Provision

The following provision is hereby added as new Section 19 of the Credit Agreement:

“19. Keepwell

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any guaranty or security agreement  in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this  Section 19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 19, or otherwise under this Loan Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 19 shall remain in full force and effect until this Loan Agreement has been terminated. Each Qualified ECP Guarantor intends that this Section 19 constitute, and this Section 19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

§3.         Representations and Warranties.  As of the Third Amendment Effective Date (as defined above), each of the Borrower and the Guarantor, as the case may be, represents and warrants to the Lenders and the Administrative Agent as follows:

(a)          Representations and Warranties in Term Loan Agreement.  The representations and warranties of the Borrower contained in the Loan Agreement were true and correct in all material respects when made, and continue to be true and correct on the Third Amendment Effective Date.

(b)          Authority, Etc.  The execution and delivery by each of Borrower and the Guarantor of this Amendment and the performance by each of the Borrower and the Guarantor of all of its respective agreements and obligations of this Amendment and any other documents delivered in connection therewith (collectively, the “Amendment Documents”), the Loan Agreement as amended hereby and the other Loan Documents (i) are within the corporate or company authority of the Borrower or the Guarantor, (ii) have been duly authorized by all necessary corporate or company proceedings by the Borrower and the Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or the Guarantor, (iv) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or the Guarantor, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.

(c)           Enforceability of Obligations. The Amendment Documents, the Loan Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with their respective terms.

(d)          No Default.  Immediately after giving effect to this Amendment, no Default or Event of Default exists under the Loan Agreement or any other Loan Document.

§4.         Affirmation of Borrower and Guarantor.

(a)          The Borrower hereby affirms its absolute and unconditional promise to pay to each Lender and the Administrative Agent the Term Loans, and all other amounts due under the Term Notes, the Loan Agreement as amended hereby and the other Loan Documents, at the times and in the amounts provided for therein.  The Borrower confirms and agrees that (i) the obligations of the Borrower to the Lenders and the Administrative Agent under the Loan Agreement as amended hereby are secured by and entitled to the benefits of the Barbados Security Documents and (ii) all references to the term “Loan Agreement” in the Barbados Security Documents and the other Loan Documents shall hereafter refer to the Loan Agreement as amended hereby.

(b)          The Guarantor hereby acknowledges that it has read and is aware of the provisions of this Amendment.  The Guarantor hereby reaffirms its absolute and unconditional guaranty of the applicable Borrower’s payment and performance of its obligations to the Lenders and the Administrative Agent under the Loan Agreement as amended hereby.  The Guarantor hereby confirms and agrees that all references to the term “Loan Agreement” in the Guaranty to which it is a party shall hereafter refer to the Loan Agreement as amended hereby.

§5.         Conditions to Effectiveness.  The amendments provided for in this Amendment shall take effect upon the satisfaction of the following conditions precedent (such date, the “Third Amendment Effective Date”):

(a)           the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by each of the Borrower, the Guarantor, the Lenders representing not less than the Required Lenders, and the Administrative Agent, and this Amendment shall be in full force and effect;

(b)          the Administrative Agent shall have received any necessary amendments and/or revisions to the Barbados Security Documents which are required pursuant to the transactions contemplated by this Amendment;

(c)           the Administrative Agent shall have received a certificate of the authorized officer of the Borrower and the Guarantor dated the Third Amendment Effective Date certifying as to (i) no amendments, modifications or supplements to the Governing Documents of the Borrower or any Guarantor since the last delivery of such Governing Documents by such Loan Party to the Administrative Agent and that such Governing Documents are in full force and effect or attaching complete and certified copies of such Governing Documents including any amendments, modifications or supplements thereto (including certifications of such Governing Documents by the appropriate Governmental Authority of such Person’s jurisdiction of formation or organization), (ii) all corporate or other organizational actions taken by the Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment and the other Amendment Documents and (iii) the names, titles, incumbency, and specimen signatures of the authorized officers of the Borrower and the Guarantor authorized to sign this Amendment and the other Amendment Documents on behalf of such Person; and

(d)          there shall not have occurred (i) a Material Adverse Effect since December 31, 2012 or (ii) a material adverse change in the facts and information regarding the Borrower and Guarantor represented to date to the Administrative Agent and the Lenders.

§6.         Satisfaction of Conditions.  Without limiting the generality of the foregoing Section 5, for purposes of determining compliance with the conditions specified in Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

§7.         Miscellaneous Provisions.  This Amendment shall constitute one of the Loan Documents referred to in the Loan Agreement.  Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders or the Administrative Agent to grant any similar or other future amendment of any of the terms and conditions of the Loan Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lenders and the Administrative Agent under the Loan Agreement or the other Loan Documents.  THIS AMENDMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  The Borrower hereby agrees to pay to the Administrative Agent on demand all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements of the Administrative Agent’s Special Counsel).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement as of the date first written above.

Borrower:

CONTAINER APPLICATIONS LIMITED

By:
Name: Timothy B. Page
Title: Chief Financial Officer

Third Amendment to Term Loan Agreement

Guarantor:

CAI INTERNATIONAL, INC.

By:
Name: Victor Garcia
Title: Chief Executive Officer

Third Amendment to Term Loan Agreement

Lenders and Administrative Agent:

SUNTRUST BANK, as Administrative Agent and a Lender

By:
Name:
Title:

Third Amendment to Term Loan Agreement

CALIFORNIA BANK & TRUST, as a Lender

By:
Name:
Title:

Third Amendment to Term Loan Agreement

COMERICA BANK, as a Lender

By:
Name:
Title:

Third Amendment to Term Loan Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
Name:
Title:

Third Amendment to Term Loan Agreement

SOVEREIGN BANK, N.A., as a Lender

By:
Name:
Title:

Third Amendment to Term Loan Agreement

FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

Third Amendment to Term Loan Agreement